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                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-130545
SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED APRIL 26, 2006
TO PROSPECTUS DATED MARCH 31, 2006)


                           $628,422,100 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                               SERIES MLCC 2006-2

                     MORTGAGE LOAN PASS-THROUGH CERTIFICATES

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR


         Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated April 26, 2006 (the "Prospectus Supplement"), the following sections are hereby deleted and replaced as follows:

         (i) One page S-69 in the definition of "Senior Prepayment Percentage", delete the following sentence:

                "In addition, if, on any Distribution Date the Pro Rata Senior Percentage exceeds the Pro Rata Senior Percentage on the Closing Date for a Certificate Group, the Senior Prepayment Percentage for the related Mortgage Pool for that date will once again equal 100%."

                and replace it with the following sentence:

                "In addition, if, on any Distribution Date the Pro Rata Senior Percentage exceeds the Pro Rata Senior Percentage on the Closing Date for a Certificate Group, the Senior Prepayment Percentage for all of the Mortgage Pools for that date will once again equal 100%."

                              ---------------------

                 The date of this Supplement is April 28, 2006.